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                [Paul, Weiss, Rifkind, Wharton & Garrison Letterhead]


(212) 373-3000

(212) 757-3990







                                             July 27, 1998





Pathnet, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007

                          Registration Statement on Form S-1
                             (Registration No. 333-52247)
                          ----------------------------------
Ladies and Gentlemen:

          We are furnishing this opinion at your request in connection with the above-referenced Registration Statement on Form S-1 (as amended, the "Registration Statement") of Pathnet, Inc., a Delaware corporation (the "Company"), intially filed on May 8, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering (the "Offering") by the Company of an aggregate of 5,390,625 shares (including 703,125 shares subject to an over-allotment option) of Common Stock, par value $0.01 per share, of the Company (the "Common Stock").

          In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of
(i) the Registration Statement (including all amendments through the date of this letter), (ii) the form of Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Registration Statement), (iii) the form of Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Registration Statement), (iv) the Certificate of Incorporation and Bylaws of the Company as in effect on the date of this letter and (v) the form of Underwriting Agreement to be used in connection with

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Pathnet, Inc.                                                                  2




the Offering (to be filed as Exhibit 1.1 to the Registration Statement). In addition, we have examined such corporate records, agreements, documents and other instruments as we have deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon the factual matters contained in certificates or comparable documents of public officials and of officers and representatives of the Company.

          In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

          Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that the shares of Common Stock to be registered for sale by the Company under the Registration Statement have been duly authorized by all necessary corporate action on the part of the Company, and, when issued, delivered and paid for as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

          The opinion expressed above is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required by the Securities Act or the rules and regulations of the Securities and Exchange Commission under the Securities Act.

                         Very truly yours,

                         /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                         Paul, Weiss, Rifkind, Wharton & Garrison